Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Omnibus Equity Incentive Plan of Arcturus Therapeutics Ltd. of our report dated May 14, 2018, with respect to the consolidated financial statements of Arcturus Therapeutics Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
October 15, 2018	A member of Ernst & Young Global